UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Clayton Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-2660764
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Corporate Drive Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-129526 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.01 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission, as amended (the “Registration Statement”) (File No. 333-129526), is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1.	Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (No. 333-129526)

3.2.	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (No. 333-129526)

4.1.	Specimen Stock Certificate for shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (No. 333-129526)

4.2.

Registration Rights Agreement by and among the Registrant, the Investors and the Founders named therein, dated as of March 31, 2005 (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 (No. 333-129526)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLAYTON HOLDINGS, INC.

Date: March 17, 2006	By:	/s/ Frank P. Filipps
Frank P. Filipps
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1.	Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (No. 333-129526)

3.2.	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (No. 333-129526)

4.1.	Specimen Stock Certificate for shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (No. 333-129526)

4.2.

Registration Rights Agreement by and among the Registrant, the Investors and the Founders named therein, dated as of March 31, 2005 (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 (No. 333-129526)